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Crowley subsidiaries


                  SUBSIDIARIES OF CROWLEY MARITIME CORPORATION
                                  (EXHIBIT 21)

ALASKA SUBSIDIARY

Crowley Alaska, Inc.

ARGENTINA SUBSIDIARY

Delta Argentina

BERMUDA SUBSIDIARY

Beacon Insurance Company Ltd.

BRAZIL SUBSIDIARIES

Crowley Logistics do Brasil
Crowley Marine Services do Brasil, LTDA
Delta Brazil

CALIFORNIA SUBSIDIARIES

8th Avenue Terminal
Clean Pacific Alliance LLC
Crowley Launch & Tugboat Co.
Marine Response Alliance LLC
Red Stack Tug Co., Inc.

COSTA RICA SUBSIDIARY

Terminales y Maintenimento, S.A.

DELAWARE SUBSIDIARIES

American Marine Transport, Inc.
Blue Coast Bareboat Company LLC
Crowley Energy Support Services, Inc.
Crowley Heerema Marine Services LLC
Crowley Liner Services, Inc.
Crowley Logistics, Inc.
Crowley Marine Services, Inc.
Crowley Marine Transport
Crowley Petroleum Transportation, Inc.
Frances & Julius Transferee Corporation
Frances ODS Corporation
Frances Owner Corporation
Intrepid Bareboat Corporation
Intrepid Personnel & Provisioning, Inc.
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Intrepid Ship Management, Inc.
Julius ODS Corporation
Julius Owner Corporation
Marine Alaska, Inc.
Marine Barge Company LLC
Marine Car Carriers, Inc.
Marine Chemical Carriers Company LLC
Marine Chemical Navigation Company LLC
Marine Chemical Steamship Company, Inc.
Marine Chemical Trading, Inc.
Marine Columbia LLC
Marine Navigation Company, Inc.
Marine Navigation Sulphur Carriers, Inc.
Marine Personnel & Provisioning Company LLC
Marine Purchasing Corporation
Marine Sulphur Shipping Company LLC
Marine Transport Corporation
Marine Transport Lines, Inc.
Marine Transport Management, Inc.
Mormac Marine Enterprises, Inc.
Mormac Marine Transport II, Inc.
OMI Challenger Transport, Inc.
Oswego Shipping Corporation
Patriot Transport, Inc.
Rover Transport, Inc.
Stolt Marine Tankers LLC (75% owned by Marine Transport Corporation) Stolt Marine Tankers (Marine Chemist)
Vessel Management Services, Inc.

EL SALVADOR SUBSIDIARY

Crowley Logistics El Salvador, S.A.

LIBERIAN SUBSIDIARIES

Oswego Chemical Carriers Corporation
Oswego Corporation
World  Transportation Company

LOUISIANA SUBSIDIARY

Crowley Towing & Transportation

MALAYSIA SUBSIDIARY

Crowley Maritime (West Malaysia) SDN.BHD.


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MARSHALL ISLANDS SUBSIDIARY

Marine Car Carriers, Inc. (M.I.)

MEXICO SUBSIDIARY

Crowley Logistics de Mexico S. de R.L. de C.V.

NEW YORK SUBSIDIARY

Courier Transport, Inc.

PANAMA SUBSIDIARIES

Brinkerhoff Maritime Drilling S.A.
Crowley International Services, S.A.
Trailmovil, S.A.

PUERTO RICO SUBSIDIARIES

Crowley Liner Services Puerto Rico, Inc.
Trailer Marine Transportation, Inc.

VENEZUELA SUBSIDIARIES

Crowley Logistics de Venezuela, S.A.
Crowley Marine Services de Venezuela, S.A.
Transportes Maritimos del Caribe 1997, C.A.


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